Amendment #13
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The purpose of this amendment is to include PruLife Index Advantage UL.   THE COMPANY and THE REINSURER have by their respective officers agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of May 1, 2012.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Schedule A, Section 1. SCHEDULE A, SECTION 1, POLICIES REINSURED is hereby deleted in its entirety and replaced with the following:

This Agreement covers the following policies issued by THE COMPANY:

•	Appreciable Life – Form Numbers ALA-84, ALB-84, ALA-86, ALB-86 and all state variations
•	Charity Plus – Form Number CUL-B-106 and all state variations
•	Magnastar – Form Numbers MVUL-2002 for single life and SMVUL-2003 for survivorship and all state variations
•	M Premier VUL – Form Numbers MPVUL-2003, MPVUL-2008, and all state variations
•	MyLegacy – Form Number SPUL-2009 and all state variations
•	MyTerm – Form Number PFT-2007 and all state variations
•	PruLife Advisor Select – Form Number VULPAS 2002 and all state variations
•	PruLife Custom Premier – Form Number VUL-2000 and all state variations
•	PruLife Custom Premier II – Form Numbers VUL-2004, VUL-2005, VUL-2008, and all state variations
•	PruLife Index Advantage UL – Policy Form Number IUL-2011 and all state variations
•	PruLife Return of Premium Term – Form Number PLTIR-2006 and all state variations
•	PruLife Universal – Form Number UL-2000 and all state variations
•	PruLife Universal Plus – Form Number UL-2001 and all state variations.
•	PruLife Universal Plus – Form Numbers UL-2003, UL-2005, UL-2007, and all state variations
•	PruLife SUL Plus – Policy Form Number SUL-2003 and all state variations
•	PruSelect I – Form Number CVUL-89 and all state variations
•	PruSelect II – Form Number VUL-B-104 and all state variations
•	PruSelect III –Form Number CVUL-1999 and all state variations
•	PruTerm WorkLife 65 – Form Number PLTUB-2011 and all state variations
•	PruVider – Form Number VAL-DR-105 and all state variations
•	Survivorship Variable Universal Life – Form Number SVUL-2000 and all state variations
•	Term Elite and Essential – Form Numbers PLTI-2000, PLTINC-2000, PLTINC-2001, PLTIC-2003, PLTI-2005, PLTIC-2005, PLTI-2007, PLTIC-2007, PLTI-2008, PLTIC-2008, and all state variations
•	Variable Appreciable Life – Form Numbers VALA-84, VALB-84, VALA-86, VALB-86, and all state variations
•	Variable Life Insurance – Form Number VFL-85 and all state variations
•
Variable Universal Life – Form Number VUL-97 and all state variations.  Excluded from this Agreement are policies with effective dates of either April 20, 1998 and later or June 1, 1999 and later written under the Prudential owned COLI covering Prudential employees.

•	VUL Protector – Form Number VULNT-2009 and all state variations
•
All subsequent policies issued on policy forms that are essentially revisions to the above products, notwithstanding the fact that new form numbers are assigned for state filing or administrative purposes.

In addition, the following supplemental benefits and riders on reinsured policies are included in this Agreement:

•	Target Term Rider (TTR)
•
Any other term riders that provide additional life insurance on the life of the insured including, Appreciable Plus Term Rider, Annual Renewable Term Riders, Decreasing Term Riders, Level Premium Term Riders, and Term Protector Riders

•	Estate Protection Rider
•	Living Needs Benefit

Excluded from the Agreement are the following supplemental benefits and riders:
•	Accidental Death Benefit
•	Applicant’s Waiver of Premium
•	Rider for Return of Premium
•	Unscheduled Premium Benefit
•	Riders that provide additional life insurance on the life of the spouse of the insured
•	Riders that provide additional life insurance on the lives of any dependent children of the insured
•	Rider for Waiver of Premium Benefit Due to Insured’s Disability or Unemployment

This Agreement covers policies of the above types that are under the following policy statuses:
•	Inforce premium paying as of the Effective Date
•	Lapsed within the reinstatement period and subsequently reinstated
•	New Business effective on or after the Effective Date
•	Extended Term Insurance as of the Effective Date
•	Fully Paid-Up Insurance as of the Effective Date
•	Reduced Paid-Up Insurance as of the Effective Date

3.	Amendment of Schedule A, Section 4. SCHEDULE A, SECTION 4, POLICY RISK AMOUNT, is hereby deleted in its entirety and replaced with the following:

The policy risk amount as used in this Agreement is equal to the net amount at risk.  The net amount at risk is determined at the beginning of each calendar month.  For premium paying variable and universal life policies and policies under variable reduced paid-up, the net amount at risk is defined as the death benefit minus the contract fund.  For PruLife Index Advantage UL, the contract fund has a guaranteed net minimum and the greater of this minimum and the contract fund is used in the calculation of the net amount at risk.  For premium paying term policies, the net amount at risk is equal to the death benefit.  (For return of premium term policies, since the Return of Premium Rider is excluded from reinsurance, the net amount at risk is equal to the death benefit.)  For policies under extended term, fully paid-up, or fixed reduced paid-up insurance, the net amount at risk is equal to the death benefit minus the cash value.

4.	Amendment of Schedule B, Section 1. SCHEDULE B, SECTION 1, REINSURANCE PREMIUMS, is hereby deleted in its entirety and replaced with the following:

[REDACTED]

5.	Attachment to Schedule B. Tables 19 and 20 are hereby attached to Schedule B.

6.
Effect of Amendment.  This Amendment # 13 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein.  The Agreement, as amended by this Amendment # 13, is and shall continue to be in full force and effect in accordance with its terms.

7.	Counterparts. This Amendment # 13 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

Y-Excess-2004- PLAZ-PICA-13

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #13 in duplicate on the dates indicated below, with an effective date of May 1, 2012.

PRUCO LIFE INSURANCE COMPANY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Name:_______________________________	Name:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004- PLAZ-PICA-13